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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
UTSTARCOM, INC.
(Name of Registrant as Specified In Its Charter)
UTSTARCOM, INC.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

April 12, 2004

Dear Stockholder:

        You are cordially invited to attend the 2004 annual meeting of stockholders of UTStarcom, Inc. (the "Company") to be at the Hilton Oakland Airport, 1 Hegenberger Road, Oakland, California 94621, on Friday, May 14, 2004 at 10:00 a.m., Pacific Daylight Time. Enclosed are a notice to stockholders, a proxy statement describing the business to be transacted at the meeting, and a proxy card for use in voting at the meeting.

        At the annual meeting, you will be asked to vote on the important matters described in detail in the notice of the 2004 annual meeting and proxy statement accompanying this letter. There also will be an opportunity for you to ask questions and receive information about the business of the Company.

        Included with the proxy statement is a copy of the Company's annual report to stockholders. We encourage you to read the annual report. It includes information on the Company's operations as well as the Company's audited financial statements.

        Please take this opportunity to participate in the affairs of the Company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the proxy card does not deprive you of your right to attend the meeting and to vote your shares in person.

        We look forward to seeing you at the meeting.

Sincerely,
Hong Liang Lu President and Chief Executive Officer and Chairman of the Board of Directors

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND DESIRE TO WITHDRAW YOUR PROXY, YOU MAY VOTE IN PERSON AND YOUR PROXY WILL BE WITHDRAWN.

UTSTARCOM, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 14, 2004

To The Stockholders:

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of UTStarcom, Inc. (the "Company"), a Delaware corporation, will be held on May 14, 2004 at 10:00 a.m., local time, at the Hilton Oakland Airport, 1 Hegenberger Road, Oakland, California 94621, for the following purposes:

1.
To elect two Class I directors to serve for a term expiring on the date on which the annual meeting of stockholders is held in the year 2007.

2.
To ratify and approve the appointment of PricewaterhouseCoopers LLP as the independent public accountants of the Company for the fiscal year ending December 31, 2004.

3.
To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice.

        Please note the change of the Annual Meeting date from May 7, 2004, as disclosed in the Company's Form 10-K filed for the fiscal year ending December 31, 2003, to May 14, 2004. Only stockholders of record at the close of business on March 29, 2004 are entitled to notice of and to vote at the Annual Meeting.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she returned a proxy.

By Order of the Board of Directors
Michael J. Sophie Senior Vice President of Finance and Chief Financial Officer

Alameda, California
April 12, 2004

YOUR VOTE IS IMPORTANT

        To assure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope, which requires no postage if mailed in the United States.

UTSTARCOM, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed proxy is solicited on behalf of the board of directors (the "Board") of UTStarcom, Inc. (the "Company") for use at the annual meeting of stockholders to be held May 14, 2004 at 10:00 a.m., Pacific Daylight Time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement prepared in connection with the Annual Meeting (the "Proxy Statement") and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hilton Oakland Airport, 1 Hegenberger Road, Oakland, California 94621. The Company's telephone number at that location is (510) 635-5000.

        These proxy solicitation materials and the Company's annual report to stockholders for the year ended December 31, 2003 were mailed on or about April 12, 2004 to all stockholders entitled to vote at the Annual Meeting.

Record Date and Voting Securities

        Only stockholders of record at the close of business on March 29, 2004 (the "record date") are entitled to notice of, and to vote at, the Annual Meeting. As of the record date, 117,198,949 shares of the Company's common stock, par value $0.00125 per share (the "Common Stock"), were issued and outstanding. No shares of the Company's preferred stock, par value $0.00125 per share, were outstanding.

Revocability of Proxies

        Any proxy given pursuant to this solicitation of proxies may be revoked by the person giving it at any time before its use by delivering to the Assistant Secretary of the Company at the Company's principal executive offices, located at 1275 Harbor Bay Parkway, Alameda, California 94502, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. The mere presence at the Annual Meeting of a stockholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy card, or if no instructions are indicated, will be voted FOR the slate of members of the Board ("Directors") described herein, FOR Proposal Two, and as to any other matter that may properly be brought before the Annual Meeting, in accordance with the judgment of the proxy holders

Voting and Solicitation

        Each stockholder is entitled to one vote for each share of Common Stock held on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of Directors.

        This solicitation of proxies is made by the Company, and all costs associated with soliciting proxies will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's Directors, officers and regular employees personally or by telephone, facsimile or telegram. No additional compensation will be paid to these persons for such services.

Quorum; Abstentions; Broker Non-Votes

        The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the record date. All shares represented at the Annual Meeting, whether in person or by a general or limited proxy, will be counted for the purpose of establishing a quorum. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

        Abstentions and broker non-votes will be counted towards the tabulation of the total number of shares present and entitled to vote (the "Votes Cast") on proposals presented to the stockholders and will have the same effect as negative votes.

Deadlines for Submission of Stockholder Proposals for 2005 Annual Meeting

        Stockholders of the Company are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with the proxy rules promulgated by the Securities and Exchange Commission (the "SEC") and the bylaws of the Company (the "Bylaws"). Stockholders wishing to present a proposal at the Company's 2005 annual stockholder meeting must submit the proposal to the Company by December 5, 2005 if they wish for it to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. In addition, under the Bylaws, a stockholder wishing to make a proposal at the 2005 annual stockholder meeting must ensure that such proposal is delivered to or is mailed and received at the Company's principal executive offices prior to February 18, 2005.

PROPOSAL ONE
ELECTION OF DIRECTORS

Nominees

        The authorized number of Directors is currently established at six. The Company's certificate of incorporation provides that the Directors shall be divided into three classes, with the classes serving for staggered, three-year terms (or less if they are filling a vacancy). Currently there are two Directors in each of Class I, II and III. Each of the two Class II Directors will hold office until the 2005 annual meeting or until the Director's successor has been duly elected and qualified, and each of the two Class III Directors will hold office until the 2006 annual meeting or until the director's successor has been duly elected and qualified. The two Class I Directors are to be elected at this Annual Meeting, with such terms expiring in 2007.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's two nominees, Thomas J. Toy and Ying Wu, who are currently Directors of the Company.

        The Company expects that each nominee for election as a Director at the Annual Meeting will be able to serve if elected. In the event that any nominee of the Company becomes unable or declines to serve as a Director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board to fill the vacancy.

Required Vote

        The two nominees receiving the highest number of votes of the shares entitled to be voted for them shall be elected as Directors. Votes withheld from any Director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, but have no other legal effect upon election of Directors under Delaware General Corporation Law.

        THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH HEREIN.

BOARD OF DIRECTORS

        The names of the two Class I nominees for Director and the current Class II and Class III Directors with unexpired terms, their ages as of the date of this Proxy Statement and certain information about them are set forth below:

Name of Director	Age	Principal Occupation	Director Since	Term Expires
Nominees for Class I Directors:
Thomas J. Toy	49	Managing Director of PacRim Venture Partners and member of the board of directors of White Electronic Designs Corporation	1995	2007
Ying Wu	44	Executive Vice President and Vice Chairman of the Board, President and Chief Executive Officer of UTStarcom China Co., Ltd. and Chairman of the board of directors of UTStarcom Telecom Co., Ltd.	1995	2007
Continuing Class II Directors:
Betsy S. Atkins	49	Chief Executive Officer of Baja Corp. and member of the board of directors of Polycom, Inc. and McData Corp.	2002	2005
Larry D. Horner	70	Member of the board of directors of ConocoPhillips, Atlantis Plastics, Inc., Novitron International, Inc. and Technical Olympic USA, Inc.	2000	2005
Continuing Class III Directors:
Hong Liang Lu	49	President, Chief Executive Officer and Chairman of the Board	1991	2006
Masayoshi Son	46	President, Chief Executive Officer and director of SOFTBANK Corp., Chairman of the board of directors of SOFTBANK Holdings Inc. and Chairman of the board of directors of SOFTBANK America Inc.	1995	2006

        Except as set forth below, each nominee or incumbent director has been engaged in his principal occupation described above during the past five years. There is no family relationship between any Director or executive officer of the Company.

        Hong Liang Lu has served as our President and Chief Executive Officer and as a Director since June 1991 and as Chairman of the Board since March 2003. Director Lu co-founded the Company under its prior name, Unitech Telecom, Inc., in June 1991, which subsequently acquired StarCom Network Systems, Inc. in September 1995. From 1986 through December 1990, Director Lu served as President and Chief Executive Officer of Kyocera Unison, a majority-owned subsidiary of Kyocera International, Inc. He served as President and Chief Executive Officer of Unison World, Inc., a software development company from 1983 until its merger with Kyocera in 1986. From 1979 to 1983, he served as Vice President and Chief Operating Officer of Unison World, Inc. Director Lu holds a B.S. in Civil Engineering from the University of California at Berkeley.

        Betsy S. Atkins has served as a Director since March 2002. Director Atkins serves as Chief Executive Officer of Baja Corp. Director Atkins is also currently lead director of Polycom, Inc. and chair of their governance committee and serves on their compensation committee. She is also a director at McData Corporation, where she chairs the governance and nominating committee. Director Atkins was a founder of Ascend Communications Corp. in 1989 and formerly served as their director. Director Atkins is a past member of the board of directors for Lucent Technologies Inc., Olympic Steel, Selectica, Inc. and Secure Computing, Inc. Director Atkins is a Presidential Appointee to the Pension Benefit Guarantee Corporation. Director Atkins holds a B.A. from the University of Massachusetts.

        Larry D. Horner has served as a Director since January 2000. Director Horner has also been a director of ConocoPhillips since 1991, and he currently serves on the board of directors of Atlantis Plastics, Inc., Clinical Data Inc. and Technical Olympic USA, Inc. From 1994 until 2001, Director Horner served as Chairman of Pacific USA Holdings Corp and as Chairman of the board of directors and Chief Executive Officer of Asia Pacific Wire & Cable Corporation Limited. Director Horner formerly served as Chairman and Chief Executive Officer of KPMG Peat Marwick from 1984 to 1990. Director Horner is a Certified Public Accountant, holds a B.S. from the University of Kansas and is a graduate of the Stanford Executive Program.

        Masayoshi Son has served as a Director since October 1995 and served as the Chairman of the Board between October 1995 and March 2003. For more than 16 years, Director Son served as President and Chief Executive Officer and as a director of SOFTBANK Corp., a leading global provider of Internet content, technology and services. Director Son also serves as a director of BB Marketing Corporation, Yahoo Japan Corporation and YAMADA BroadBand Corp. Director Son also serves as Chairman of the board of directors and Chief Executive Officer of SOFTBANK Holdings Inc. and Chairman of the board of directors of SOFTBANK America Inc. From April 1998 to October 1999, Director Son served as a director of Ziff-Davis, Inc. Director Son holds a B.A. in Economics from the University of California at Berkeley.

        Thomas J. Toy has served as a Director since February 1995. Since March 1999, Director Toy has served as Managing Director of PacRim Venture Partners, a professional venture capital firm specializing in investments in the information technology sector. From 1987 until 1992, Director Toy was employed as Vice President at Technology Funding and was a Partner there from 1992 until 1999. While at Technology Funding, Director Toy was Managing Director of Corporate Finance and headed the firm's investment committee. Director Toy also serves as a director of White Electronic Designs Corporation and several private companies. Director Toy holds B.A. and M.M. degrees from Northwestern University.

        Ying Wu has served as our Executive Vice President and Vice Chairman of the Board since October 1995. Director Wu has also served as the President and Chief Executive Officer of one of our subsidiaries, UTStarcom China Co., Ltd., since October 1995. Director Wu was a co-founder of, and from February 1991 to September 1995 served as Senior Vice President of, StarCom Network Systems, Inc., a company that marketed and distributed third party telecommunications equipment. From 1988 to 1991, Director Wu served as a member of the technical staff of Bellcore Laboratories. From 1987 through 1988, Director Wu served as a consultant at AT&T Bell Labs. Director Wu also serves as a director of AsiaInfo Holdings, Inc. He holds a B.S. in Electrical Engineering from Beijing Industrial University and an M.S. in Electrical Engineering from the New Jersey Institute of Technology.

The Company's Director Nomination Process

        The Board's process for identifying and evaluating nominees for Director consists mainly of evaluating candidates who are recommended by the Nominating and Corporate Governance Committee. The Board also, on a periodic basis, solicits ideas for possible candidates from a number of sources, including current members of the Board, senior level Company executives, individuals personally known to members of the Board, and employment of one or more search firms. Stockholder nominations of Director candidates will be given the same consideration and evaluated with the same criteria as candidates that are recommended internally.

Board Attendance, Director Independence and Financial Sophistication

        Our Board currently consists of 6 Directors, of which Directors Atkins, Horner and Toy, have been determined to be independent as set forth in Rule 4200(a)(15) of the Nasdaq Marketplace Rules, the listing standards of the The Nasdaq Stock Market, which were approved by the SEC. Our Board is taking appropriate action to ensure that a majority of the Board will be comprised of independent members prior to the Company's annual meeting to be held in 2005. In addition, the Board has determined that one of its members, Director Horner, possesses the attributes to be considered financially sophisticated for purposes of applicable Nasdaq Marketplace Rules and has the background to be considered an "audit committee financial expert" as defined by the rules and regulations of the SEC and required by the Nasdaq Marketplace Rules.

        The Board held a total of ten meetings during the fiscal year ended December 31, 2003. During fiscal year 2003, each of the Directors attended 75% or more of the meetings of the Board and the committees of the Board on which the Director served subsequent to becoming a Director or a member of such committee, except for Director Son. It is the Board's policy that Directors are encouraged to attend the annual meeting of stockholders.

        The three standing committees of the Board are the Audit Committee, the Compensation Committee and the newly formed Nominating and Corporate Governance Committee. The Board has only appointed independent Directors to serve on each of these committees. In addition to these committees, the Board has recently appointed Director Horner to fill the newly created role of Lead Director. The Lead Director's responsibilities include, among other things, facilitating communications among Directors, working with the Chief Executive Officer to ensure appropriate information flow to the Board, chairing an executive session of the independent Directors at regularly scheduled meetings as required by Nasdaq Marketplace Rule 4350(c)(2), overseeing the established process for shareholder communication with members of the Board, and acting as a liaise between the disinterested directors and interested parties, in the case of transaction or other matters.

  Shareholder Communications with the Board

        The Board has established a process for stockholders to communicate with members of the Board, including instituting the Lead Director position. All concerns, questions or complaints regarding our compliance with any policy or law, or any other Board related communication, should direct such communication to the Board via the link entitled "Email Board of Directors" at http://investorrelations.utstar.com. All such communications will be received and reviewed by one or more of the independent members of the Board or officers acting under their direction, who will prepare a report for the Board and particular Board committees, as appropriate. In the case of accounting, audit or internal controls matters, the Audit Committee will have the opportunity to discuss the inquiries and oversee any action as appropriate.

Board Committees and Related Functions

  Audit Committee

        The Audit Committee of the Board, currently consisting of Directors Horner, who chairs the committee, Atkins and Toy, held seven meetings during the last fiscal year. The Audit Committee, among other duties and responsibilities, (i) reviews and approves the annual appointment of our independent auditors; (ii) discusses and reviews in advance the scope and the fees of the annual audit;

(iii) reviews the results of the audit with the independent auditors and discusses the foregoing with our management, (iv) reviews and approves non-audit services of the independent auditors; (v) reviews compliance with our existing major accounting and financial reporting policies; (vi) reviews and approves in advance all related party transactions that would require disclosure pursuant to the rules of the SEC and the policies and procedures relate to such transactions; and (vii) provides oversight and monitoring of our management and their activities with respect to our financial reporting process. In connection with the execution of the responsibilities of the Audit Committee, including the review of our quarterly earnings prior to the public release of the information, the Audit Committee members communicated throughout 2003 with our management and independent auditors.

        Each member of the Audit Committee meets all the applicable independence and financial literacy requirements of Nasdaq and the SEC. Director Horner has been determined by the Board to meet the "financial expert" requirements of the SEC and Nasdaq Marketplace Rules. On March 29, 2004, the Board approved the revised charter of the Audit Committee which is attached as Annex A hereto.

  Nominating and Corporate Governance Committee

        In March 2004, the Board organized a Nominating and Corporate Governance Committee that currently consists of Directors Atkins, who chairs the committee, Horner and Toy. The Nominating and Corporate Governance Committee's responsibilities will include the selection of director nominees for the Board and the development and annual review of our governance principles. The Nominating and Corporate Governance Committee will: (i) assist the Board by actively identifying individuals qualified to become Board members; (ii) recommend to the Board the Director nominees for election at the next annual meeting of stockholders; (iii) monitor significant developments in the law and practice of corporate governance and of the duties and responsibilities of Directors of public companies; (iv) lead the Board in its annual performance self-evaluation, including establishing criteria to be used in connection with such evaluation; (v) oversee compliance with the Company's Code of Business Conduct and Ethics; and (vi) develop and recommend to the Board and administer the corporate governance guidelines of the Company.

        The Board has adopted a formal charter of the Nominating and Corporate Governance Committee addressing the nominations process and such related matters as may be required under the federal securities laws, as required by Nasdaq Marketplace Rule 4350(c)(4)(B) and such charter is attached as Annex B hereto.

  Compensation Committee

        The Compensation Committee of the Board currently consists of Directors Toy, who chairs the committee, Atkins and Horner, held four meetings during the last fiscal year. Director Atkins joined the Compensation Committee on March 29, 2004. The authority and duties of the Compensation Committee include, among others, (i) approving and overseeing the total compensation package for the Company's executives; (ii) reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer; (iii) reviewing and making recommendations to the Board regarding all new employment agreements or arrangements; and (iv) reviewing and making recommendations to the Board regarding long-term incentive compensation or equity plans, programs or similar arrangements of the Company; and (v) preparing an annual report on executive compensation as required by the SEC to be included in our annual proxy statement filed with the SEC.

        The charter for the Compensation Committee provides that the purpose of such committee is to discharge the responsibilities of the Board relating to all compensation, including equity compensation of the Company's executives. The charter also generally provides the membership requirements, authority and duties of the Compensation Committee. The Compensation Committee will consist of no fewer than three members, all of which (i) meet the independence requirements of the Nasdaq

Marketplace Rules; (ii) are "non-employee directors" under the definition of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended; and (iii) are "outside directors" for purposes of the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). The chair of the Compensation Committee will be appointed by the Board. The Compensation Committee must conduct a self-evaluation annually and report such findings to the Board. In addition the Compensation Committee must periodically assess the adequacy of its charter and recommend changes to the Board.

Director Compensation

        Directors who are employees of the Company receive no additional compensation for serving on the Board. Directors who are not our employees or beneficial owners of greater than 5% of our outstanding stock receive a quarterly participation fee of $8,750 for services rendered as to both full Board meetings and committee meetings. The total amount of cash compensation that a non-employee director will receive each fiscal year is $35,000. In addition, we reimburse our directors for travel and other related expenses incurred in connection with the business of the Company, including attending shareholder meetings, meetings of the Board or any Board committee.

        Non-employee directors are also eligible to participate in our 2001 Director Stock Option Plan. Under the plan, each non-employee director is automatically awarded options to purchase 80,000 shares of common stock (the "First Option") on the date on which such person first becomes a non-employee director (or the date on which the plan was initially adopted). The First Option vests in equal installments of 25% per year on each of the first four anniversaries of the date of grant. After the First Option has fully vested, each non-employee director will receive an automatic annual grant of an option to purchase 20,000 shares of common stock (an "Annual Option"). The Annual Option vests in full on the first anniversary of the date of grant. If, following a change in control of the Company, a director's status as a director of the Company or the successor corporation is terminated (other than as a result of the director's voluntary resignation) the options will become fully exercisable and remain exercisable for the remainder of their term. The exercise price of all options granted under the plan is 100% of the fair market value of our Common Stock on the date of grant. The options expire ten years after the date of grant, subject to earlier termination if the individual ceases to serve as a Director.

        On May 11, 2001 we granted a First Option to each of Directors Son, Horner and Toy, and on March 20, 2002, we granted a First Option to Director Atkins. The options have an exercise price of $23.02 and will be fully vested on March 20, 2006. To date, no non-employee director has been awarded an Annual Option.

        It is our policy to grant each Director who is neither an employee of ours nor a beneficial owner of greater than 5% of our outstanding stock an annual option grant for 25,000 shares pursuant to our 1997 Stock Plan. These annual option grants vest over one year in equal monthly installments. Pursuant to this policy, on August 23, 2003, our Company granted an option to purchase 25,000 shares of Common Stock to each of Directors Atkins, Horner and Toy with an exercise price of $45.21 per share. If, following a change in control of the Company, the director's status as a director of the Company or the successor corporation is terminated (other than as a result of the director's voluntary resignation) the options will become fully exercisable and remain exercisable for the remainder of their term.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to beneficial ownership of our Common Stock as of February 23, 2004 (except as otherwise indicated), by: (i) each person who is known by us to own beneficially more than five percent of the Common Stock, (ii) each of our President and Chief Executive Officer and the five other highest paid executive officers who serving as executive officers at the end of the fiscal year December 31, 2003, (iii) each of the Company's Directors, and (iv) all Directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

        Calculations are based on a total number of outstanding shares of 117,108,240 shares as of February 23, 2004.

Beneficial Owner	Shares Beneficially Owned(1)(14)	Approximate Percent Owned(1)
Entities affiliated with SOFTBANK CORP.(2)	14,651,630	12.51%
Masayoshi Son(3)	14,701,630	12.55%
Ying Wu(4)	4,271,629	3.65%
Hong Liang Lu(5)	3,584,834	3.06%
Bill Huang(6)	917,887	*
Shao-Ning J. Chou(7)	350,210	*
Gerald Soloway(8)	151,220	*
Larry Horner(9)	113,166	*
Michael J. Sophie(10)	95,892	*
Thomas J. Toy(11)	79,966	*
Betsy S. Atkins(12)	48,670	*
All current directors and officers as a group (10 persons)(13)	24,315,104	20.76%

*
Less than 1%

(1)
Includes any shares issuable pursuant to options held by the person or group in question which may be exercised within 60 days of February 23, 2004.

(2)
Includes 14,651,630 shares registered in the name of SOFTBANK America Inc., a Delaware corporation. SOFTBANK America Inc. is a wholly owned subsidiary of SOFTBANK Holdings Inc., a Delaware corporation. SOFTBANK Holdings Inc. is a wholly owned subsidiary of SOFTBANK CORP., a Japanese corporation. The business address for these entities is c/o SOFTBANK CORP., 24-1 Nihonbashi-Hakozakicho, Chuo-ku, Tokyo 103-8501 Japan.

(3)
Represents 14,651,630 shares beneficially owned by entities affiliated with SOFTBANK CORP. Masayoshi Son is President, Chief Executive Officer and a major stockholder of SOFTBANK CORP. and is a Director of the Company. Director Son disclaims beneficial ownership of these shares except to the extent of his pecuniary interest, if any, therein. Also, includes 50,000 shares issuable upon exercise of options that are exercisable within 60 days of February 23, 2004. Director Son's business address is c/o SOFTBANK CORP., 24-1 Nihonbashi-Hakozakicho, Chuo-ku, Tokyo 103-8501 Japan.

(4)
Includes 1,505,500 shares registered in the name of Wu Partners, a California Limited Partnership, of which Mr. Wu is general partner. Also includes 1,080,000 shares registered in the name of Stonybrook Investors L.P. Also includes 4,868 shares registered in the name of Wu Living Trust. Includes 4,873 shares registered in the name of Ashley Wu Trust—1998 and 4,873 shares registered in the name of Richard Wu Trust—1998. Ashley Wu and Richard Wu are Mr. Wu's children. Mr. Wu may be deemed the beneficial owner of the shares. Includes 402,028 shares issuable upon exercise of options that are exercisable within 60 days of February 23, 2004.

(5)
Includes 229,000 shares owned by The Lu Family Limited Partnership, of which Mr. Lu is a general partner. Includes 130,000 shares registered in the name of Lu Charitable Remainder Trust. Includes 5,332 shares registered in the name of Benjamin Lu, and 5,332 shares registered in the name of Melissa Lu. Benjamin Lu and Melissa Lu are Mr. Lu's children. Mr. Lu may be deemed the beneficial owner of the shares. Includes 865,209 shares issuable upon exercise of options that are exercisable within 60 days of February 23, 2004.

(6)
Includes 106,000 shares owned by the 2000 Huang Family Limited Partnership, of which Mr. Huang is a general partner. Includes 6,600 shares registered in the name of Alexander Huang, and 6,600 shares registered in the name of Helen Huang. Alexander Huang and Helen Huang are Mr. Huang's children. Mr. Huang may be deemed the beneficial owner of the shares. Includes 158,753 shares issuable upon exercise of options that are exercisable within 60 days of February 23, 2004.

(7)
Includes 301,253 shares issuable upon exercise of options that are exercisable within 60 days of February 23, 2004.

(8)
Includes 150,629 shares issuable upon exercise of options that are exercisable within 60 days of February 23, 2004.

(9)
Includes 93,166 shares issuable upon exercise of options that are exercisable within 60 days of February 23, 2004.

(10)
Includes 91,890 shares issuable upon exercise of options that are exercisable within 60 days of February 23, 2004.

(11)
Includes 79,966 shares issuable upon exercise of options that are exercisable within 60 days of February 23, 2004.

(12)
Includes 48,670 shares issuable upon exercise of options that are exercisable within 60 days of February 23, 2004.

(13)
Includes 2,241,564 shares issuable upon exercise of options that are exercisable within 60 days of February 23, 2004.

(14)
Our Company sold 12.1 million shares (approximately 10.3% of its outstanding Common Stock as of February 23, 2004) of its Common Stock on January 14, 2004 to Banc of America Securities LLC and we currently do not know how many shares they still hold. Banc of America Securities LLC has not filed a Schedule 13D or 13G as of March 30, 2004.

MANAGEMENT

Executive Officers

        Our executive officers and their ages as of May 7, 2004 are as follows:

Name	Age	Position
Hong Liang Lu	49	President, Chief Executive Officer, Chairman of the Board
Ying Wu	44	Executive Vice President, Chairman and Chief Executive Officer for China and Vice Chairman of the Board
Michael Sophie	46	Senior Vice President of Finance, Chief Financial Officer and Assistant Secretary
William Huang	41	Senior Vice President and Chief Technology Officer
Shao-Ning J. Chou	42	Senior Vice President and President and Chief Operating Officer for China
Gerald Soloway	55	Senior Vice President, Engineering

        Hong Liang Lu has served as our President and Chief Executive Officer and as a Director since June 1991. Mr. Lu has served as the Chairman of the Board since March 2003. Mr. Lu co-founded UTStarcom under its prior name, Unitech Telecom, Inc., in June 1991 which subsequently acquired StarCom Network Systems, Inc. in September 1995. From 1986 through December 1990, Mr. Lu served as President and Chief Executive Officer of Kyocera Unison, a majority- owned subsidiary of Kyocera International, Inc. He served as President and Chief Executive Officer of Unison World, Inc., a software development company from 1983 until its merger with Kyocera in 1986. From 1979 to 1983, he served as Vice President and Chief Operating Officer of Unison World, Inc. Mr. Lu holds a B.S. in Civil Engineering from the University of California at Berkeley.

        Ying Wu has served as our Executive Vice President and Vice Chairman of the Board since October 1995. Mr. Wu has also served as the Chairman and Chief Executive Officer of one of our subsidiaries, UTStarcom China Co., Ltd., since October 1995. Mr. Wu was a co-founder of, and from February 1991 to September 1995 served as Senior Vice President of, StarCom Network Systems, Inc., a company that marketed and distributed third party telecommunications equipment. From 1988 to 1991, Mr. Wu served as a member of the technical staff of Bellcore Laboratories. From 1987 through 1988, Mr. Wu served as a consultant at AT&T Bell Labs. Mr. Wu also serves as a director of AsiaInfo Holdings, Inc. He holds a B.S. in Electrical Engineering from Beijing Industrial University and an M.S. in Electrical Engineering from the New Jersey Institute of Technology.

        Michael Sophie has been our Chief Financial Officer since August 1999. He was appointed to Senior Vice President in January 2003. Prior to joining our company, Mr. Sophie held executive positions at P-Com, Inc. from August 1993 to August 1999 as Vice President Finance, Chief Financial Officer and Group President. From 1989 through 1993, Mr. Sophie was Vice President of Finance at Loral Fairchild Corporation. Mr. Sophie also serves as a director of McData Corporation. He holds a B.S. from California State University, Chico and an M.B.A. from the University of Santa Clara.

        William Huang has been our Chief Technology Officer since September 1999. He was appointed Senior Vice President in September 2001. From December 1996 to September 1999, he was our Vice President of Strategic Product Planning. From June 1995 to December 1996, Mr. Huang served as our Vice President, China Operations. From 1994 to June 1995, Mr. Huang was our Director, Engineering. From 1992 to 1994, he was a Member of the Technical Staff and Project Leader at AT&T Systems. Mr. Huang serves on the board of Shenzhen Gin De (Group) Ltd., Goldfield Industries a real estate investment company in China. Mr. Huang holds a B.S. in Electrical Engineering from Huazhong

University of Science & Technology, and an M.S. in Electrical Engineering and Computer Sciences from the University of Illinois.

        Shao-Ning J. Chou has been our Executive Vice President and Chief Operating Officer for China since July 1996. He was appointed Senior Vice President in September 2001. He was appointed to President of China Operations in February 2004. From March 1997 to December 1998, he was Vice President of China Operations and from February 1996 to March 1997, he served as Vice President of Engineering. From March 1995 to June 1996, he was Director of Engineering for wireless systems and software with Lucent Technologies Microelectronics IC group. From April 1993 to March 1995, he was a Technical Manager for the Global Wireless product group with AT&T consumer products where he led multiple development teams for handset and wireless personal base station products. From February 1985 to April 1993, Mr. Chou was team leader and a member of the technical staff for advanced digital communication research in AT&T Bell Laboratories where he led and engaged in data communication equipment and multimedia product development. Mr. Chou holds a B.S. in Electrical Engineering from City College of New York, an M.S. in Engineering from Princeton University and an M.B.A. from the State University of New Jersey, Rutgers.

        Gerald S. Soloway, Ph.D.    has been our Vice President of Engineering since January 1999. He was appointed Senior Vice President of Engineering in September 2001. From April 1998 to January 1999, he served as our Director of Strategic Marketing. Prior to this, Dr. Soloway worked for Lucent Technologies, formerly Bell Labs, for 29 years. At Lucent, Dr. Soloway held executive positions in Consumer Products, Business Terminal Development, PBX Systems Engineering, Key System Development and Access Systems Development. He holds a Ph.D. from Polytechnic Institute of New York, an M.S. from New York University, and a B.S. from Cooper Union, all in Electrical Engineering. Dr. Soloway also holds seven patents in communications and computer graphics technology.

Executive Compensation

        The table below sets forth information for the three most recently completed fiscal years concerning the compensation of the Chief Executive Officer and our other executive officers.(1)

Summary Compensation Table

									Long-Term Compensation
		Annual Compensation
									Securities Underlying Options/SARs (#)
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)(2)		Other Annual Compensation ($)				All Other Compensation ($)
Hong Liang Lu President, Chief Executive Officer and Chairman of the Board	2003 2002 2001	$ $ $	500,000 300,000 280,000	$ $ $	325,000 150,000 140,000	$ $ $	— — —		120,000 225,000 —	$ $ $	5,469 14,625 14,942	(4)
Ying Wu Executive Vice President, Chief Executive Officer, China, and Director	2003 2002 2001	$ $ $	400,000 250,000 230,000	$ $ $	250,000 125,000 115,000	$ $ $	81,007 78,697 —	(3) (3)	85,000 150,000 —	$ $ $	5,500 13,682 12,765	(4)
Shao-Ning J. Chou Senior Vice President and Chief Operating Officer, China Operations	2003 2002 2001	$ $ $	300,000 210,000 185,000	$ $ $	250,000 105,000 92,500	$ $ $	859,162 2,563,253 —	(5) (5)	75,000 150,000 50,000	$ $ $	5,500 13,663 12,765	(4)
Michael J. Sophie Chief Financial Officer and Senior Vice President, Finance	2003 2002 2001	$ $ $	300,000 250,000 230,000	$ $ $	200,000 125,000 115,000	$ $ $	— — —		75,000 150,000 —	$ $ $	5,500 11,088 11,253	(4)
William X. Huang Chief Technology Officer, Senior Vice President	2003 2002 2001	$ $ $	250,000 200,000 185,000	$ $ $	100,000 100,000 92,500	$ $ $	— — —		50,000 120,000 —	$ $ $	2,344 9,863 8,942	(4)
Gerald Soloway Senior Vice President, Engineering	2003 2002 2001	$ $ $	250,000 200,000 185,000	$ $ $	90,000 100,000 92,500	$ $ $	— — —		50,000 120,000 100,000	$ $ $	8,429 5,770 5,737	(4)

(1)
We have provided disclosure for all of our Section 16 executive officers, which includes the "named executive officers" as defined in Item 402(a)(3) of Regulation S-K and one additional executive officer, Mr. Soloway.

(2)
Includes bonuses earned during 2003 and paid in 2004.

(3)
Consists of (i) a housing and children's education allowance of $20,350 in 2002 and $20,350 in 2003 paid in connection with Mr. Wu's international work assignment, and (ii) a tax assistance payment of $10,347 in 2002 and $12,657 in 2003 paid in connection with our tax equalization policy whereby we provide qualified employees with tax assistance to mitigate the tax differential arising from an employee's international work assignment.

(4)
Consists of 401(k) match payments paid by us on behalf of our officers.

(5)
Consists of (i) a housing allowance of $36,000 in 2002 and $36,000 in 2003 paid in connection with Mr. Chou's international work assignment, and (ii) a tax assistance payment of $2,527,253 in 2002 and $131,391 in 2003 paid in connection with our tax equalization policy whereby we provide qualified employees with tax assistance to mitigate the tax differential arising from an employee's international work assignment. $2,239,432 of the tax assistance payments made in 2002 and $691,771 of the tax assistance payments made in 2003 was paid in connection with the deferred payment of a tax levied by the People's Republic of China on gains realized from the exercise of stock options in 2001. While U.S. tax rules require that these amounts be recorded as income in 2002 and 2003, pursuant to our tax equalization policy, a portion of this tax will be recovered by us through Mr. Chou's U.S. foreign tax credit in 2003 and 2004.

Option Grants

        The following table sets forth certain information with respect to stock option grants to our executive officers during the fiscal year ended December 31, 2003.

Option Grants in Last Fiscal Year

					Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term(3)
		% of Total Options Granted to Employees in 2003(2)
Name	Options Granted(1)		Exercise Price Per Share	Expiration Date
					5%	10%
Hong Liang Lu	120,000	2.5%	$19.04	2/02/2013	$1,436,898	$3,641,383
Ying Wu	85,000	1.7%	$19.04	2/02/2013	$1,017,803	$2,579,313
Michael J. Sophie	75,000	1.5%	$19.04	2/02/2013	$898,062	$2,275,864
Shao Ning J. Chou	75,000	1.5%	$19.04	2/02/2013	$898,062	$2,275,864
William X. Huang	50,000	1.0%	$19.04	2/02/2013	$598,708	$1,517,243
Gerald Soloway	50,000	1.0%	$19.04	2/02/2013	$598,708	$1,517,243
Total Grants in 2003	4,866,309

(1)
All options were granted pursuant to our 1997 Stock Plan. The options have a ten-year term and vest and become exercisable over four years. In the event of a change in control of the Company, the options will be substituted by the successor corporation or will fully vest and become exercisable for a period of fifteen days.

(2)
Based on an aggregate of 4,866,309 shares subject to options granted to our employees in 2003.

(3)
Potential realizable values are computed by (a) multiplying the number of shares of Common Stock subject to a given option by the exercise price, (b) assuming that the aggregate stock value from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire ten-year term of the option and (c) subtracting from that result the aggregate option exercise price. The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future Common Stock prices.

Option Exercises and Values

        The following table sets forth information for our executive officers relating to the number and value of securities underlying exercisable and unexercisable options they held at December 31, 2003 and sets forth the number of shares of Common Stock acquired and the value realized upon exercise of stock options held as of December 31, 2003 by our executive officers.

			Number of Securities Underlying Unexercised Options at December 31, 2003
					Value of Unexercised In-the-Money Options at December 31, 2003(2)
	Number of Shares Acquired on Exercise
Name		Value Realized(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Hong Liang Lu	—	$—	793,231	301,769	$21,801,547	$5,788,803
Ying Wu	425,878	$15,472,453	355,569	199,788	$9,463,996	$3,798,924
Michael J. Sophie	218,483	$4,890,649	62,146	184,371	$1,218,536	$3,489,695
Shao Ning J. Chou	43,313	$665,729	250,419	216,663	$5,083,828	$4,001,086
William X. Huang	—	$—	128,334	141,248	$2,722,336	$1,796,702
Gerald Soloway	160,751	$3,444,755	182,708	151,246	$2,767,102	$2,836,533

(1)
The "Value Realized" is based on the closing price of our Common Stock as quoted on The Nasdaq National Market on the date of exercise, minus the per share exercise price, multiplied by the number of shares issued upon exercise of the option.

(2)
The value of unexercised in-the-money options is calculated based on the difference between the closing price of $37.07 per share as quoted on The Nasdaq National Market on December 31, 2003, and the exercise price for the shares, multiplied by the number of shares underlying the option. The actual value of unexercised options fluctuate depending on the price of our Common Stock.

Employment Contracts and Change of Control Arrangements

        We have entered into Change of Control Severance Agreements with each of Michael Sophie, Hong Liang Lu, Ying Wu, Shao-Ning Chou and William Huang, dated April 12, 2002, January 17, 2003, January 31, 2003, January 31, 2003 and January 31, 2003, respectively. These agreements provide that if the employee's employment with us terminates as a result of an involuntary termination at any time within 12 months after a change of control, (i) such employee will be entitled to 24 months of base salary as in effect as of the date of such termination payable in a lump sum within 30 days of termination and 100% of the bonus for the year in which termination occurs, (ii) all stock options granted to such employee will become fully vested and exercisable as of the date of termination and all stock held by him that is subject to a right of repurchase by the Company that was purchased prior to the change of control will have such right lapse and (iii) we will continue to provide such employee the same level of health coverage as in effect on the day immediately preceding the termination date until the earlier of the date such employee is no longer eligible to receive continuation coverage pursuant to Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") or 12 months from the termination date. In the event that the severance and other benefits provided pursuant to the Change of Control Severance Agreement between us and such employee constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code and would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, such employee's benefits under the Agreement shall be either delivered in full or delivered as to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by the employee on an after-tax basis of the greatest amount of benefits.

        For the purpose of the Change of Control Severance Agreements for Messrs. Lu, Wu, Sophie, Chou and Huang, "involuntary termination" includes (i) without the employee's express written consent, a significant reduction of the employee's duties, position or responsibilities relative to the employee's duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the employee from such position, duties and responsibilities, unless the employee is provided with comparable duties, position and responsibilities (as, for example, following a change of control, our Chief Financial Officer is made the Chief Financial Officer of the acquiring entity), (ii) without the employee's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the employee immediately prior to such reduction without the employee's express written consent, (iii) a reduction by us of the employee's base salary as in effect immediately prior to such reduction, (iv) a material reduction by us in the kind or level of employee benefits to which the employee is entitled immediately prior to such reduction with the result that the employee's overall benefits package is significantly reduced, (v) the relocation of the employee to a facility or a location more than 50 miles from his current location without the employee's express written consent, (vi) any purported termination of the employee by us which is not effected for cause or for which the grounds relied upon are not valid, or (vii) our failure to obtain the assumption of the Change of Control Severance Agreement by any successor to the Company.

        "Change of control" in these agreements is defined as (a) the approval by our stockholders of a merger or consolidation with any other corporation, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by our voting securities or such surviving entity outstanding immediately after such merger or consolidation, (b) the approval by our stockholders of a plan to complete liquidation or an agreement for the sale or disposition by the company of all or substantially all of our assets, (c) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of our securities representing 50% or more of the total voting power represented by our then outstanding voting securities, or (d) a change in the composition of the Board, as a result of which fewer than a majority of the Directors are incumbent Directors.

        We have also entered into a Change of Control Severance Agreement with Gerald Soloway, dated April 12, 2002. This agreement is substantially similar to the Change of Control Severance Agreements for Messrs. Lu, Wu, Sophie, Chou and Huang with the following exceptions:

  •
  The severance benefits described above are payable to Mr. Soloway if (a) Mr. Soloway's employment with us terminates as a result of an involuntary termination at any time within 12 months after a change of control or (b) Mr. Soloway's employment with us terminates prior to a change in control as a result of an involuntary termination done in contemplation of a change in control.

  •
  If Mr. Soloway's employment with us terminates other than as a result of an involuntary termination or resignation within 12 months following a change in control, he will be entitled to receive 12 months of his base salary in effect as of the date of termination, payable in a lump sum within 30 days of termination.

  •
  In lieu of the provision regarding "parachute payments" described above, in the event that the severance and other benefits provided pursuant to the Change of Control Severance Agreement between us and Mr. Soloway constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code, and would be subject to an excise tax, Mr. Soloway will receive payments from us sufficient to pay such excise tax (including any additional amounts necessary to pay the excise tax and federal and state income taxes arising from such payments).

  •
  For the purpose of the Change of Control Severance Agreement for Mr. Soloway, the definition of "involuntary termination" described above is expanded to include the relocation of Mr. Soloway to a facility or a location more than 20 miles (as opposed to 50 miles) from his current location without his express written consent.

Compensation Committee Interlocks and Insider Participation

        During 2003 none of our executive officers served on the board or compensation committee of another company, that had an executive officer serve on our Board or our Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our Directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2003, all officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements except for the following inadvertent late filings: (i) Director Atkins filed a Form 4 on November 4, 2003 reporting one transaction late; (ii) Director Horner filed Form 4s on August 11, 2003 and November 4, 2003 reporting three transactions late and one transaction late, respectively; (iii) Bill Huang filed a Form 4 on August 20, 2003 reporting one transaction late; (iv) Gerald Soloway filed a Form 4 on November 17, 2003 reporting one transactions late; (v) Director Toy filed a Form 4 on November 6, 2003 reporting one transaction late; and (vi) Director Wu filed a Form 4 on October 30, 2003 reporting two transactions late.

REPORT OF THE COMPENSATION COMMITTEE

Introduction

        The Compensation Committee of the Board of Directors (the "Board") of UTStarcom, Inc. (the "Company") was established on January 31, 1997 and is comprised solely of independent, non-employee Directors. It is our responsibility to determine the most effective total executive compensation strategy, based upon the business needs of the Company and consistent with stockholders' interests, to administer the Company's executive compensation plans, programs and policies, to monitor corporate performance and its relationship to compensation of executive officers, and to make appropriate recommendations concerning matters of compensation

Compensation Philosophy

        The Company's compensation program consists of two principal components: cash-based compensation, both fixed and variable, and equity-based compensation. These two principal components are intended to attract, retain, motivate, increase the productivity of and reward, in a cost-effective manner, executives who are expected to manage both the short-term and long-term success and competitiveness of the Company. In addition, the Compensation Committee attempts to structure the compensation program to be regarded positively by the Company's stockholders, employees, the financial community and the public in general.

Cash-based Compensation

        The Compensation Committee believes that the annual cash compensation paid to executives should be commensurate with both the executive's and the Company's performance. For this reason, the Company's executive cash compensation consists of base compensation (salary) and variable incentive compensation (annual bonus).

        Base salaries for executive officers are established considering a number of factors, including the Company's profitability, the executive's individual performance and measurable contribution to the Company's success and pay levels of similar positions with comparable companies in the industry. The Compensation Committee supports the Company's compensation philosophy of moderation for elements such as base salary and benefits. Base salary decisions are made as part of the Company's formal annual review process.

        An executive's annual performance award generally depends on the financial performance of the Company relative to profit targets and the executive's individual performance. These targets are reviewed at least annually to meet the changing nature of the Company's business. The incentive portion is set at a higher percentage for more senior officers, with the result that such officers have a higher percentage of their potential total cash compensation at risk.

Equity-based Compensation

        The Compensation Committee administers an option program pursuant to which members of management, including the Company's executive officers, may receive annual option grants as of the time of their reviews each year from a pool of shares set aside by the Company. The purpose of the option program is to provide additional incentive to executives and other key employees of the Company to work to maximize long-term return to the Company's stockholders. The allocation of the option pool, other than the shares allocated to the President and Chief Executive Officer, is recommended by the President and Chief Executive Officer for approval by the Compensation Committee. The allocation of shares from the option pool to the President and Chief Executive Officer is determined solely by the Compensation Committee. In granting stock options to the executive officers and the President and Chief Executive Officer, the Compensation Committee considers a number of objective and subjective factors, including the executive's position and responsibilities at the Company, such executive's past and anticipated individual performance, current survey data with respect to market rates for option compensation and other factors that they may deem relevant. Options generally vest over a four-year period to encourage optionholders to continue in the employ of the Company. The exercise price of options is the market price on the date of grant, ensuring that the option will acquire value only to the extent that the price of the Company's common stock increases relative to the market price at the date of grant.

President and Chief Executive Officer Compensation

        The Compensation Committee generally uses the same factors and criteria described above for compensation decisions regarding the President, Chief Executive Officer and Chairman of the Board. During the fiscal year ended December 31, 2003, Mr. Lu received a base salary of $500,000 for serving as the President, Chief Executive Officer and Chairman of the Board of the Company and a bonus of $325,000. In addition, in the fiscal year ended December 31, 2003, the Compensation Committee granted Mr. Lu options to purchase 120,000 shares of the Company's common stock pursuant to the Company's stock option plan. As with other executives of the Company, Mr. Lu's compensation was set at the discretion of the Board, based the achievement of certain performance objectives of the Company. Criteria considered in the determination of Mr. Lu's compensation included such factors as (i) the compensation provided to chief executive officers of companies comparable to the Company, (ii) specific benchmarks tied to the revenue, growth or profitability of the Company, (iii) decisions made by Mr. Lu in the past fiscal year that improved the business prospects or financial condition of the Company, and (iv) Mr. Lu's leadership role in accomplishing specific goals set for the Company in the past fiscal year. The performance objectives are to be reviewed annually by the Compensation Committee to ensure that they are consistent with the Company's compensation philosophy.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal tax deduction to publicly held companies for compensation in excess of $1 million paid to the Company's President and Chief Executive Officer and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. The Company's policy is to qualify, to the extent reasonable, its executive officers' stock option grants for deductibility under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary for the Company's success because the Compensation Committee feels such objective is in the best interest of the Company's stockholders. Consequently, the Compensation Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

Summary

        The Compensation Committee believes that its compensation program to date has been fair and motivating, and has been successful in attracting and retaining qualified employees and in linking compensation directly to the Company's success. The Compensation Committee intends to review this program on an ongoing basis to evaluate its continued effectiveness.

The Compensation Committee
Thomas Toy Larry Horner

REPORT OF THE AUDIT COMMITTEE

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2003. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates the information by reference in such filing.

        Established on January 31, 1997, the Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of audit and other services provided by the independent auditors and reviews the accounting principles and auditing practices and procedures to be used in the Company's financial reporting process including its systems of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review those processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We have relied on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements.

        The Audit Committee held seven meetings during the last fiscal year. Each of the members of the Audit Committee is independent as defined by Rule 4200(a)(15) of the Nasdaq Marketplace Rules. The Audit Committee recently adopted a revised charter updated to reflect the revised requirements of Nasdaq and the SEC. Such revised charter is attached as Annex A to this Proxy Statement.

Audited Financial Statements

        The Audit Committee has reviewed the audited financial statements prepared for the fiscal year ended December 31, 2003. The Audit Committee has discussed the audited financial statements with various members of the management of the Company.

        In addition, the Audit Committee has discussed the audited financials with PricewaterhouseCoopers LLP, the Company's independent auditors for the last fiscal year ("PricewaterhouseCoopers"), including such items as Statement on Auditing Standards No. 61 requires. The Audit Committee has also received from PricewaterhouseCoopers a letter and other written disclosures required under Independence Standards Board Standard No. 1, and has had discussions with PricewaterhouseCoopers regarding the independence of PricewaterhouseCoopers as the Company's independent auditors.

        After review of all discussions and all written correspondence described above, as well as such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements for the last fiscal year be included in the Company's annual report on Form 10-K.

The Audit Committee
Larry Horner Betsy Atkins Thomas Toy

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT
PUBLIC ACCOUNTANTS

        The Audit Committee of the Board has selected PricewaterhouseCoopers LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2004 and recommends that the stockholders ratify this selection. PricewaterhouseCoopers LLP audited the Company's financial statements for its fiscal year ended December 31, 2003. The Board expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given an opportunity to make a statement at the meeting and will be available to respond to appropriate questions.

        Stockholder ratification of this selection of PricewaterhouseCoopers LLP as the Company's independent public accountants is not required by the Bylaws or otherwise. However, the Board has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of PricewaterhouseCoopers LLP as independent auditors, the Audit Committee and the Board will consider whether to retain that firm for the year ended December 31, 2004. Even if the selection is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent accounting firm at anytime during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

PricewaterhouseCoopers LLP Fees For The Fiscal Year Ended December 31, 2003

  Audit Fees

        Fees for the fiscal year ended December 31, 2003 audit and interim reviews were $1,417,281.13 for which an aggregate amount of $1,305,281.13 has been billed through December 31, 2003. Fees for the fiscal year ended December 31, 2002 audit and interim reviews were $897,245.00.

  Audit-related Fees

        Audit-related fees were $1,111,170.00 and $589,890.00 for fiscal years ended December 31, 2003 and December 31, 2002, respectively. Such services included assistance with the Company's registration statements, statutory audits, and procedures performed surrounding certain of the Company's acquisitions.

  Tax Fees

        During the fiscal year ended December 31, 2003, fees related to tax compliance and planning were $628,201.00 and fees related to tax advice were $1,108,726.62. For the fiscal year ended December 31, 2002 fees for tax compliance and planning totaled $190,086.00, fees related to assistance with tax audits totaled $165,701.00 and fees related to tax services for international expansion and global compensation totaled $994,378.95 in 2002.

  All Other Fees

        Other fees during the year ended December 31, 2003 totaled $4,200.00 and consisted entirely of fees related to research tools. For the fiscal year ended December 31, 2002 other fees totaled $1,460.00 and consisted entirely of fees related to research tools.

        The Audit Committee has determined that the provision by PricewaterhouseCoopers LLP of non-audit services to us in 2003 is compatible with PricewaterhouseCoopers LLP maintaining their independence.

  Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee has direct responsibility for the appointment, retention, evaluation, compensation, oversight and termination of the independent auditors employed by the Company. In October 2003, the Audit Committee of the Board established a Non-Audit Services Subcommittee. The Non-Audit Services Subcommittee, consisting of Director Horner, is authorized to preapprove non-audit services to be performed by the Company's independent public accountants in amounts not to exceed $50,000 per engagement. Non-audit services to be performed by the Company's independent public accountants in amounts to exceed $50,000 per engagement will be approved by the Audit Committee. During fiscal 2003, there were no audit-related fees, tax fees, or any other non-audit fees that were approved by the Audit Committee pursuant to the "de minimis" exception under Regulation S-X Rule 2-01(c)(7)(i)(C).

Required Vote

        The affirmative vote of the holders of a majority of the Votes Cast will be required to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2003.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

COMPANY'S STOCK PERFORMANCE

        Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the Nasdaq composite (U.S. and foreign) index and the S&P Wireless Telecommunication Services index for the period commencing on March 3, 2000, the first day the Company's Common Stock was traded on The Nasdaq National Market, and ending on December 31, 2003. The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended except to the extent that the Company specifically incorporates it by reference into such filing.

        The graph assumes that $100.00 was invested on March 3, 2000 in the Company's Common Stock and in each index (based on the initial public offering price of $18 per share), and that all dividends were reinvested. No cash dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns. The Company operates on a 52-week fiscal year that ended on Wednesday, December 31, 2003. Under the assumptions stated above, over the period from March 3, 2000 to December 31, 2003 the total return on an investment in the Company would have been 205.94% as compared to 42.76% for the Nasdaq composite (U.S. and foreign) index and 21.16% for the S&P Wireless Telecommunication Services index shown below.

STOCK PRICE PERFORMANCE GRAPH FOR
UTSTARCOM, INC.

COMPARISON OF 46 MONTH CUMULATIVE TOTAL RETURN*
AMONG UTSTARCOM, INC., THE NASDAQ STOCK MARKET (U.S. & FOREIGN) INDEX
AND THE S & P WIRELESS TELECOMMUNICATION SERVICES INDEX

        * $100 invested on 3/3/00 in stock or on 2/29/00 in index, including reinvestment of dividends. Fiscal year ending December 31.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During 2003, the Company entered into indemnification agreements with certain of its Directors and executive officers.

        One of the Company's Directors, Masayoshi Son, is the President and Chief Executive Officer and a director of SOFTBANK Corp., one of our significant stockholders. The Company has engaged in the following transactions with entities affiliated with SOFTBANK CORP., an entity affiliated with SOFTBANK America Inc.:

  •
  On March 7, 2003, the Company entered into a Stock Purchase Agreement with SOFTBANK America, Inc. to repurchase eight million shares of its common stock beneficially owned by such entity at a purchase price of $17.385 per share for a total cost of $139.6 million, including transaction fees. Pursuant to the terms of the Stock Purchase Agreement, the repurchase was completed on of April 5, 2003.

  •
  On July 17, 2003, the Company entered into a Mezzanine Loan Agreement with BB Modem Rental PLC ("BB Modem"), an affiliate of SOFTBANK America, Inc.. Under the terms of the agreement the Company loaned BB Modem $10.1 million at an effective interest rate of 12.01% per annum, for the purpose of investing in a portfolio of ADSL modems and associated modem rental agreements, from SOFTBANK BB CORP., formerly BB Technologies, an affiliate of SOFTBANK America, Inc.

  •
  The Company has invested approximately $5.3 million in Softbank China, an investment fund established by SOFTBANK CORP. focused on investments in Internet companies in China. The Company has also invested approximately $2.0 million in Restructuring Fund No.1, a venture capital investment limited partnership established by SOFTBANK INVESTMENT CORP., an affiliate of SOFTBANK CORP.

  •
  The Company recognized revenue of $184.4 million during the fiscal year ending December 31, 2003 with respect to sales of telecommunications equipment to SBBC, an affiliate of SOFTBANK America Inc., which is a significant stockholder of the Company. The contract was competitively bid and the terms of this contract were on terms no more favorable than those with unrelated parties.

OTHER MATTERS

        The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.

BY ORDER OF THE BOARD OF DIRECTORS
Michael J. Sophie Senior Vice President of Finance and Chief Financial Officer

Dated: April 12, 2004

ANNEX A

UTSTARCOM, INC.

AUDIT COMMITTEE CHARTER

(approved March 29, 2004)

Purpose

        The Committee is established by the Board of Directors of UTStarcom, Inc. (the "Company") primarily for the purpose of overseeing the accounting and financial reporting processes and audits of the financial statements of the Company.

        The Committee is responsible for assisting the Board's oversight of (1) the quality and integrity of the Company's financial statements and related disclosure, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, (4) the performance of the Company's internal audit function and independent auditors and (5) related-party transactions.

Composition

  1.
  Members. The Committee shall consist of as many members as the Board shall determine, but in any event not fewer than three members. The members of the Committee shall be appointed annually by the Board.

  2.
  Qualifications. Each member of the Committee shall meet all applicable independence, financial literacy and other requirements of law and the rules of the Nasdaq Stock Market ("Nasdaq"). At least one member of the Committee must meet both the applicable Securities and Exchange Commission ("SEC") and Nasdaq definition of financial expert. No member of the Committee will receive any compensation from the Company except for Board or Committee service.

  3.
  Chair. The Chair of the Committee shall be appointed by the Board, and must be independent as defined by Nasdaq.

  4.
  Removal and Replacement. The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board. In addition, membership on the Committee shall automatically end at such time as the Board determines that a member ceases to meet the independence requirements of Nasdaq and applicable law.

Operations

  1.
  Meetings. The Chair of the Committee, in consultation with the Committee members, shall determine the schedule and frequency of the Committee meetings. The Committee shall meet separately, periodically, with management, the general counsel, the internal auditors and the independent auditor. The Committee shall also meet separately with the independent auditor at every meeting of the Committee at which the independent auditor is present.

  2.
  Agenda. The Chair of the Committee shall develop and set the Committee's agenda, in consultation with other members of the Committee, the Board and management. The agenda and information concerning the business to be conducted at each Committee meeting shall, to the extent practical, be communicated to the members of the Committee sufficiently in advance of each meeting to permit meaningful review.

  3.
  Report to Board. The Committee shall report regularly to the entire Board and shall submit to the Board the minutes of its meetings.

  4.
  Assessment of Charter. The Committee shall assess the adequacy of this Charter on an annual basis and recommend any changes to the Board.

Authority and Duties

Independent Auditor's Qualifications and Independence

  1.
  The Committee shall be directly responsible for the appointment, retention, evaluation, compensation, oversight and termination of the work of the independent auditor employed by the Company (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Committee.

  2.
  The Committee shall have the sole authority to preapprove any non-audit services to be provided by the independent auditor. The Committee shall review with the lead audit partner whether any of the audit team members receive any discretionary compensation from the audit firm with respect to non-audit services procured by the independent auditor.

  3.
  The Committee shall obtain and review with the lead audit partner and a more senior representative of the independent auditor, annually or more frequently as the Committee considers appropriate, a report by the independent auditor describing: the independent auditor's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry, review or investigation by governmental, professional or other regulatory authorities, within the preceding five years, respecting independent audits carried out by the independent auditor, and any steps taken to deal with these issues; and a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee will actively engage with the auditors with respect to any disclosed relationships or services that could impact the objectivity or independence of the auditors and take further action to ensure the auditor's independence as necessary. The Committee shall discuss with the auditors the matters required by Statement on Auditing Standards No. 61. The Committee shall, in addition to assuring the regular rotation of the lead audit partner, consider whether there should be regular rotation of the audit firm.

  4.
  The Committee shall review the experience, qualifications and performance of the senior members of the independent auditor team.

  5.
  The Committee shall preapprove the hiring of any employee or former employee of the independent auditor who was a member of the Company's audit team during the preceding three fiscal years. In addition, the Committee shall preapprove the hiring of any employee or former employee of the independent auditor (within the preceding three fiscal years) for senior positions within the Company, regardless of whether that person was a member of the Company's audit team. No such approval may be granted with respect to any individual who served on the Company's independent audit team during the prior 12 months.

Related-Party Transactions

  6.
  The Committee shall review and approve policies and procedures with respect to proposed transactions between the Company and related parties.

  7.
  The Committee shall review and approve in advance all such related-party transactions that would require disclosure pursuant to the rules of the SEC, and other related-party transactions required by Company policy to be reviewed and approved.

Financial Statements and Related Disclosure

  8.
  The Committee shall review the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," before the filing of the Company's reports with the Securities and Exchange Commission.

  9.
  The Committee shall review with management earnings press releases before they are issued. The Committee shall review generally with management the nature of the financial information and earnings guidance provided to analysts and rating agencies.

  10.
  The Committee shall review with the independent auditor: (a) all critical accounting policies and practices to be used by the Company in preparing its financial statements, (b) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (c) other material communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences. In addition, the Committee shall review with the independent auditor any audit problems or difficulties and management's response.

  11.
  The Committee shall review with management, and any outside professionals as the Committee considers appropriate, the effectiveness of the Company's disclosure controls and procedures.

  12.
  The Committee shall review with management, and any outside professionals as the Committee considers appropriate, important trends and developments in financial reporting practices and requirements and their effect on the Company's financial statements.

Performance of the Internal Audit Function and Independent Auditors

  13.
  The Committee shall review with management, the internal auditor and the independent auditor the scope, planning and staffing of the proposed audit for the current year. The Committee shall also review the internal audit function's organization, responsibilities, plans, results, budget and staffing. In addition, management shall consult with the Committee on the appointment, replacement, reassignment or dismissal of the principal internal auditor.

  14.
  The Committee shall review with management, the internal auditor and the independent auditor the quality, adequacy and effectiveness of the Company's internal controls and any significant deficiencies or material weaknesses in internal controls.

  15.
  The Committee shall review the Company's policies with respect to risk assessment and risk management.

Compliance with Legal and Regulatory Requirements

  16.
  The Committee shall review with management, and any internal or external counsel as the Committee considers appropriate, any legal matters (including the status of pending litigation) that may have a material impact on the Company and any material reports or inquiries from regulatory or governmental agencies.

  17.
  The Committee shall review with the general counsel the adequacy and effectiveness of the Company's procedures to ensure compliance with its legal and regulatory responsibilities. The Committee shall also review the legal and compliance function's organization, responsibilities, plans, results, budget and staffing.

  18.
  The Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters or potential violations of law and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters or potential violations of law.

  19.
  The Committee shall obtain reports from management, the internal auditor and the independent auditor regarding compliance with all applicable legal and regulatory requirements, including the United States Foreign Corrupt Practices Act.

        The foregoing list of duties is not exhaustive, and the Committee may, in addition, perform such other functions as may be necessary or appropriate for the performance of its oversight function. The Committee shall have the power to delegate its authority and duties to subcommittees or individual members of the Committee, as it deems appropriate. In discharging its oversight role, the Committee shall have full access to all Company books, records, facilities and personnel. The Committee may retain counsel, auditors or other advisors, in its sole discretion. The Company shall provide for appropriate funding, as determined by the Committee, for payment of: (a) compensation to the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (b) compensation to any advisers retained by the Committee and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Clarification of Audit Committee's Role

        The Committee's responsibility is one of oversight. It is the responsibility of the Company's management to prepare consolidated financial statements in accordance with applicable law and regulations and of the Company's independent auditor to audit those financial statements. Therefore, each member of the Committee shall be entitled to rely, to the fullest extent permitted by law, on the integrity of those persons and organizations within and outside the Company from whom he or she receives information, and the accuracy of the financial and other information provided to the Committee by such persons or organizations.

ANNEX B

UTSTARCOM, INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

(approved March 29, 2004)

Purpose

        The Committee is established by the Board of Directors of UTStarcom, Inc. (the "Company") for the following purposes: (i) assisting the Board by actively identifying individuals qualified to become Board members, (ii) recommending to the Board the director nominees for election at the next annual meeting of stockholders, (iii) monitoring significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies, (iv) leading the Board in its annual performance self-evaluation, including establishing criteria to be used in connection with such evaluation, (v) overseeing compliance with the Company's Code of Business Conduct and Ethics, and (vi) developing and recommending to the Board and administering the corporate governance guidelines of the Company (the "Corporate Governance Guidelines").

Composition

  1.
  Members. The Committee shall consist of as many members as the Board shall determine, but in any event not fewer than three members. The members of the Committee shall be appointed annually by the Board.

  2.
  Qualifications. Each member of the Committee shall meet all applicable independence and other requirements of law and the rules of the Nasdaq Stock Market ("Nasdaq").

  3.
  Chair. The Chair of the Committee shall be appointed by the Board.

  4.
  Removal and Replacement. The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board. In addition, membership on the Committee shall automatically end at such time as the Board determines that a member ceases to meet the independence requirements of Nasdaq and applicable law.

Operations

        1.     Meetings. The Chair of the Committee, in consultation with the Committee members, shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least once per year in advance of the Board's nomination of directors for election at the annual meeting of the Company's stockholders.

        2.     Agenda. The Chair of the Committee shall develop and set the Committee's agenda, in consultation with other members of the Committee, the Board and management. The agenda and information concerning the business to be conducted at each Committee meeting shall, to the extent practical, be communicated to the members of the Committee sufficiently in advance of each meeting to permit meaningful review.

        3.     Report to Board. The Committee shall report its actions to the Board at the next regularly scheduled Board meeting after such action was taken and shall submit to the Board the minutes of its meetings.

        4.     Self-Evaluation; Assessment of Charter. The Committee shall conduct an annual performance self-evaluation and shall report to the Board the results of the self-evaluation. The Committee shall assess the adequacy of this Charter periodically and recommend any changes to the Board.

Authority and Duties

        1.     The Committee shall identify and recommend to the Board nominees for election or re-election to the Board, or for appointment to fill any vacancy that is anticipated or has arisen on the Board, in accordance with the criteria, policies and principles set forth in the Company's Corporate Governance Guidelines and this Charter. In making its recommendations, the Committee may consider some or all of the following factors, among others: (a) the candidate's judgment, skill, diversity and experience with other organizations of comparable purpose, complexity ad size and subject to similar legal restrictions and oversight; (b) the interplay of the candidate's experience with the experience of other Board members; (c) the extent to which the candidate would be a desirable addition to the Board; (d) whether or not the candidate has any relationships that might impair his or her independence, such as any business, financial or family relationships with the Company's management; and (e) the candidate's ability to contribute to the effective management of the Company, taking into account the needs of the Company and such factors as the individual's experience, perspective, skills, and knowledge of the industry in which the Company operates. The Committee shall report to the Board periodically on the status of these efforts. The Committee shall review candidates for the Board recommended by the Company's management and other members of the Board who are not members of the Committee. The Committee shall also review candidates for the Board recommended by stockholders and shall adopt a policy regarding the consideration of such candidates. The invitation to join the Board shall be extended by the Chairman of the Board.

        2.     The Committee shall adopt a policy regarding Board members' attendance at annual meetings of the stockholders of the Company.

        3.     The Committee shall review with the Board, on an annual basis, the current composition of the Board in light of the characteristics of independence, age, skills, experience and availability of service to the Company of its members and of anticipated needs. The Committee shall establish and review with the Board the appropriate skills and characteristics required of Board members.

        4.     The Committee shall, upon a significant change in a director's principal occupation, review, as appropriate and in light of the then current Board policies as reflected in the Corporate Governance Guidelines, the continued Board membership of such director.

        5.     The Committee shall advise the Board periodically with respect to significant developments in the law and practice of corporate governance as well as the Company's compliance with the Company's Corporate Governance Guidelines and applicable laws and regulations, and make recommendations to the Board on all matters of corporate governance and on any corrective action to be taken, as the Committee may deem appropriate.

        6.     The Committee shall establish criteria and processes for, and lead the Board in, its annual performance self-evaluation. Each performance self-evaluation shall be discussed with the Board following the end of each fiscal year. Each performance self-evaluation shall focus on the contribution to the Company by the Board and each individual director, and shall specifically focus on areas in which a better contribution could be made.

        7.     The Committee shall monitor compliance with the Company's Code of Business Conduct and Ethics, including reviewing with the general counsel the adequacy and effectiveness of the Company's procedures to ensure proper compliance. The Committee shall also recommend amendments to the Company's Code of Business Conduct and Ethics to the Board as the Committee may deem appropriate.

        8.     The Committee shall establish policies for new director orientation and establish policies for the continued education of directors already on the Board.

        9.     The Committee shall conduct a review of director's affiliations and transactions that could raise conflict of interest issues.

        10.   The Committee shall establish procedures to help shareholders communicate with non-management directors.

        11.   The Committee shall evaluate shareholder proposals and recommend responses to the shareholder proposals to the Board.

        12.   The Committee shall periodically review the size and structure of the Board.

        The foregoing list of duties is not exhaustive, and the Committee may, in addition, perform such other functions as may be necessary or appropriate for the performance of its duties. The Committee shall have the power to delegate its authority and duties to subcommittees or individual members of the Committee as it deems appropriate.

        The Committee shall have the power to retain search firms or advisors to identify director candidates. The Committee may also retain counsel or other advisors, as it deems appropriate. The Committee shall have sole authority to retain and terminate such search firms or advisors and to review and approve such search firm or advisor's fees and other retention terms.

UTC-PS-03

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. The issues discussed herein, related to the operation of the Company, requires your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

UTStarcom, Inc.

DETACH HERE	ZUTC52

PROXY

UTSTARCOM, INC.

1275 Harbor Bay Parkway
Alameda, California 94502

SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

        The undersigned hereby appoints Michael J. Sophie with the power to appoint his substitute, and hereby authorizes them to represent and vote as designated on the reverse side, all shares of common stock of UTStarcom, Inc. (the "Company") held of record by the undersigned on March 29, 2004 at the Annual Meeting of Stockholders to be held on May 14, 2004 and any adjournments thereof.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

        PLEASE COMPLETE, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

UTSTARCOM, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately

Vote-by-Internet		Vote-by-Telephone
OR
Log on to the Internet and go to http://www.eproxyvote.com/utsi		Call toll-free 1-877-PRX-VOTE (1-877-779-8683)
If you vote over the Internet or by telephone, please do not mail your card.
DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZUTC51

☒	Please mark votes as in this example.

1.	Election of Directors:				2.	Ratify the appointment of PricewaterhouseCoopers LLP as independant auditors.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	Nominees: (01) Thomas J. Toy and (02) Ying Wu
	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
	☐					In his discretion, the Proxy is authorized to vote upon such other business that may properly come before the meeting.
	For all nominees except as noted above
						MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

						Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:	Date:	Signature:	Date:

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held May 14, 2004
YOUR VOTE IS IMPORTANT
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE ELECTION OF DIRECTORS
BOARD OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT
Summary Compensation Table
Option Grants in Last Fiscal Year
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
COMPANY'S STOCK PERFORMANCE
STOCK PRICE PERFORMANCE GRAPH FOR UTSTARCOM, INC. COMPARISON OF 46 MONTH CUMULATIVE TOTAL RETURN* AMONG UTSTARCOM, INC., THE NASDAQ STOCK MARKET (U.S. & FOREIGN) INDEX AND THE S & P WIRELESS TELECOMMUNICATION SERVICES INDEX
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
  ANNEX A
UTSTARCOM, INC. AUDIT COMMITTEE CHARTER (approved March 29, 2004)
  ANNEX B
UTSTARCOM, INC. NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER (approved March 29, 2004)